EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (333-214218 and 333-204008) and Form S-8 (No. 333-291391, 333-275202, 333-268413, 333-261147, 333-250175, 333-235105, 333-228509, 333-214589, 333-208130, 333-200442, 333-184865, 333-177954, 333-163100, 333-155389, 333-138249, 333-119636, 333-52592 and 333-40577) of Aehr Test Systems of our report dated July 27, 2026 relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ BPM LLP

San Jose, California

July 27, 2026